Filed Pursuant to Rule 424(b)(3)
Registration No. 333-273378
PROSPECTUS
Aurora Innovation, Inc.
222,222,216 Shares of Class A Common Stock
Offered by the Selling Stockholders
This prospectus relates to the offer and resale from time to time of up to 222,222,216 shares (the “Shares”) of Class A common stock, par value $0.00001 per share, of Aurora Innovation, Inc., a Delaware corporation (the “Company”), by the selling stockholders identified in this prospectus, including their transferees, pledgees or donees or their respective successors (the “selling stockholders”). The Shares were issued and sold to the selling stockholders in a private placement (the “Private Placement”) pursuant to a common stock purchase agreement among us and such selling stockholders dated July 18, 2023 (the “Purchase Agreement”). Concurrently with the Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders, and we are registering the Shares being offered hereunder pursuant to such registration rights agreement on behalf of the selling stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares offered by this prospectus.
We have agreed, pursuant to the registration rights agreement, to bear all of the expenses incurred in connection with the registration of the Shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.
The selling stockholders identified in this prospectus may offer the Shares pursuant to this prospectus from time to time through public or private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 12. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 8.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any amendments or supplements accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you make your investment decision.
The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their common shares hereunder following the effective date of the registration statement of which this prospectus forms a part.
We have two classes of common stock: Class A common stock and Class B common stock (together, “common stock”). The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to 10 votes and is convertible into one share of Class A common stock.
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “AUR.” On July 31, 2023, the last reported sale price of our Class A common stock was $3.28 per share.
We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Implications of Being an Emerging Growth Company.”
Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus, as updated in any applicable prospectus supplement, before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 1, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders and their permitted transferees may, from time to time, sell the securities offered by them described in this prospectus in one or more offerings through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such selling stockholders of the securities offered by them described in this prospectus.
This prospectus provides you with a general description of the securities that may be offered. To the extent necessary, each time that the selling stockholders offer and sell securities, we or the selling stockholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”
Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. Neither we nor the selling stockholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus, any prospectus supplement or free writing prospectus, and the documents incorporated by reference therein contain summaries of certain provisions contained in some of the documents described or incorporated by reference herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”
For investors outside of the United States: Neither we nor the selling stockholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
The Aurora design logo and the Aurora mark appearing in this prospectus are the property of Aurora Innovation, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.
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PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the consolidated financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Aurora,” the “Company,” “we,” “our” and “us” refer, collectively, to Aurora Innovation, Inc., a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
Our mission is to deliver the benefits of self-driving technology safely, quickly, and broadly.
Aurora was founded in 2017 by Chris Urmson, Sterling Anderson, and Drew Bagnell, three of the most prominent leaders in the self-driving space. Led by a team with deep experience, we are developing the Aurora Driver based on what we believe to be the most advanced and scalable suite of self-driving hardware, software, and data services in the world to fundamentally transform the global transportation market. The Aurora Driver is designed as a platform to adapt and interoperate amongst a multitude of vehicle types and applications. To date, we have successfully integrated the Aurora Driver into numerous different vehicle platforms designed to meet its requirements: from passenger vehicles to light commercial vehicles to Class 8 trucks. By creating a common driver platform for multiple vehicle types and use cases, the capabilities we develop in one market reinforce and strengthen our competitive advantages in other areas. For example, highway driving capabilities developed for trucking will carry over to highway segments driven by passenger vehicles in ride hailing applications. We believe this is the right approach to bring self-driving to market and will enable us to target and transform multiple massive markets, including trucking, passenger mobility, and local goods delivery.
Corporate Information
On November 3, 2021, Aurora (formerly known as Reinvent Technology Partners Y, which was Aurora’s legal predecessor and a special purpose acquisition company (“RTPY”) that closed its initial public offering in March 2021), consummated a merger (the “Merger”) with Aurora Innovation Holdings, Inc. (formerly known as Aurora Innovation, Inc., and referred to herein as “Legacy Aurora”), and RTPY Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of RTPY pursuant to an Agreement and Plan of Merger dated July 14, 2021. Pursuant to the Merger, Merger Sub merged with and into Legacy Aurora, the separate corporate existence of Merger Sub ceased, and Legacy Aurora continued as the surviving corporation in the Merger and as a wholly owned subsidiary of RTPY. RTPY simultaneously changed its name from Reinvent Technology Partners Y to Aurora Innovation, Inc.
Our Class A common stock and public warrants are listed on Nasdaq under the symbols “AUR” and “AUROW,” respectively. Our Class B common stock is neither listed nor publicly traded.
Our principal executive offices are located at 1654 Smallman St, Pittsburgh, Pennsylvania 15222. Our telephone number is (888) 583-9506. Our website address is www.aurora.tech. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase our securities. We have included our website address in this prospectus solely as an inactive textual reference.
Private Placement
On July 18, 2023, in connection with the Private Placement, we entered into the Purchase Agreement with the selling stockholders named in this prospectus. Concurrently with the Purchase Agreement, we entered into the Registration Rights Agreement with the selling stockholders. Under the terms of the Registration Rights Agreement, we agreed to prepare and file, within 10 business days after the closing of the Private Placement, one or more registration statements with the SEC to register the Shares for resale, and to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable.

At the closing of the Private Placement, on July 21, 2023, we sold and issued to the selling stockholders 222,222,216 shares of our Class A common stock at a purchase price of $2.70 per share. The total purchase price paid by the selling stockholders in the Private Placement was approximately $600.0 million.
The offer and sale of the Class A common stock in the Private Placement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. We relied on an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder. Each of the selling stockholders has represented to us that such selling stockholder is an “accredited investor,” as defined in Regulation D of the Securities Act, and that the shares of Class A common stock purchased by such selling stockholder were being acquired solely for such selling stockholder’s own account and for investment purposes and not with a view to its future sale or distribution.
The description of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which were filed as exhibits to our Current Report on Form 8-K, filed on July 19, 2023. See “Where You Can Find More Information” and “Information Incorporated by Reference.” The representations, warranties and covenants made by us in such agreements were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Implications of Being an Emerging Growth Company
We are an “emerging growth company” within the meaning of the Securities Act, as modified by The Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). We will remain an emerging growth company until the earliest of (i) the day we are deemed to be a large accelerated filer, which, in addition to certain other criteria, means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year, (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period and (iv) December 31, 2026. As a result of this status, we have taken advantage of reduced reporting requirements in the registration statement of which this prospectus supplement is a part and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We expect to lose our “emerging growth company” status as of December 31, 2023.

THE OFFERING

Class A Common Stock registered for sale by selling stockholders	222,222,216 Shares, consisting of 222,222,216 outstanding shares of our Class A common stock held by the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. See “Use of Proceeds” for additional information.

Offering price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for additional information.

Risk factors	You should read the “Risk Factors” section included in or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Select Market Symbol	“AUR”.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making an investment decision regarding our common stock, you should consider carefully the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The risks described in these documents are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, the market price of our Class A common stock could decline, and you could lose part or all of your investment. Please also carefully read the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus contain certain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events or our future financial or operating performance, business strategy, timing and likelihood of success, as well as plans and objective of management for future operations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any applicable prospectus supplement or free writing prospectus and the documents incorporated into this prospectus, any applicable prospectus supplement or free writing prospectus by reference, particularly in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements included or incorporated by reference in this prospectus, any applicable prospectus supplement or free writing prospectus include, but are not limited to, statements about:
•our ability to commercialize the Aurora Driver safely, quickly, and broadly on the timeline we expect;
•the market for autonomous vehicles and our market position;
•our ability to compete effectively with existing and new competitors;
•the ability to maintain the listing of our Class A Common Stock and warrants on Nasdaq;
•our ability to raise additional financing in the future;
•anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
•our ability to effectively manage our growth and future expenses;
•the sufficiency of our cash and cash equivalents to meet our operating requirements;
•our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•the impact of the regulatory environment and complexities with compliance related to such environment;
•our ability to successfully collaborate with business partners;
•our ability to obtain, maintain, protect and enforce our intellectual property rights;
•economic and industry trends or trend analysis; and
•the impact of infectious diseases, health epidemics and pandemics (including the ongoing COVID-19 pandemic), natural disasters, war (including Russia’s actions in Ukraine), acts of terrorism or responses to these events.
We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information known to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference into this prospectus, any applicable prospectus supplement or free writing prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these projections to be reasonable as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our Class A common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our Class A common stock held by the selling stockholders. The selling stockholders will receive all of the proceeds from this offering.
The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS
This prospectus covers the resale or other disposition of up to 222,222,216 shares of our Class A common stock held by the selling stockholders. See “Prospectus Summary—Private Placement.”
The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of July 21, 2023. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders.
The selling stockholders may sell all, some or none of the shares of Class A common stock subject to this prospectus. See “Plan of Distribution” as may be supplemented and amended from time to time. We do not know how long the selling stockholders will hold the shares before selling them, and except as set forth below under “Relationship with Selling Stockholders,” we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares.
Percentage of beneficial ownership and voting power after this offering is based on 784,425,882 shares of our Class A common stock and 405,002,450 shares of our Class B common stock outstanding as of July 14, 2023, after giving effect to the Private Placement and the concurrent registered offering of 73,333,333 shares of our Class A common stock, each of which closed on July 21, 2023, and assumes the sale of 222,222,216 shares of Class A common stock by the selling stockholders under this prospectus. The table below and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Class A or Class B common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

	Common Stock Beneficially Owned Prior to Offering		Number of shares of Class A Common Stock Registered for Sale Hereby	Common Stock Beneficially Owned After Offering
Name of Selling Stockholder	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock		Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	% of Total Voting Power After Offering**
Neben Holdings, LLC(1)	325,973,411	—	370,370	325,603,041	30.1%	—	—	6.3%
Entities affiliated with T. Rowe Price Associates(2)	48,554,360	—	48,333,333	221,027	*	—	—	*
Entities affiliated with T. Rowe Price Investment Management(3)	100,291,267	—	46,296,296	53,994,971	5.0%	—	—	1.1%
Entities affiliated with Morgan Stanley Investment Management(4)	33,012,007	—	30,370,370	2,641,637	*	—	—	*
Entities affiliated with Capital Group(5)	27,777,777	—	27,777,777	—	—	—	—	—
Fidelity Contrafund: Fidelity Contrafund(6)	12,859,385	—	11,469,631	1,389,754	*	—	—	*
Fidelity Contrafund Commingled Pool(6)	4,945,306	—	4,397,343	547,963	*	—	—	*
Fidelity Contrafund: Fidelity Contrafund K6(6)	2,982,382	—	2,651,543	330,839	*	—	—	*
Entities affiliated with Baillie Gifford(7)	33,634,164	6,578,060	18,703,703	14,930,461	1.4%	6,578,060	1.6%	1.6%
Entities affiliated with XN LP(8)	18,444,443	—	17,777,777	666,666	*	—	—	*
Durable Capital Master Fund LP(9)	11,111,111	—	11,111,111	—	—	—	—	—
Annox Capital LLC(10)	1,777,777	—	1,111,111	666,666	*	—	—	*
Volpi-Cupal Family Trust UDT 4/5/00(11)	1,851,851	—	1,851,851	—	—	—	—	—
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*Less than 1%
**Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Each share of Class B common stock is entitled to ten votes per share and each share of Class A common stock is entitled to one vote per share.
(1)Neben Holdings, LLC is a wholly owned indirect subsidiary of Uber Technologies, Inc., a publicly traded company. Dara Khosrowshahi, a member of our board of directors, is Chief Executive Officer of Uber Technologies, Inc.
(2)Shares offered hereby consists of shares of Class A common stock beneficially owned by funds and accounts (severally and not jointly) that are advised or subadvised by T. Rowe Price Associates, Inc. (“TRPA”). TRPA, as investment adviser, has dispositive and voting power with respect to the shares held by these funds and accounts. For purposes of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of these shares; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(3)Shares offered hereby consists of shares of Class A common stock beneficially owned by funds and accounts (severally and not jointly) that are advised or subadvised by T. Rowe Price Investment Management, Inc. (“TRPIM”). TRPIM serves as investment adviser or subadviser, as applicable, with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Accounts as well as securities owned by certain other individual and institutional investor. TRPIM may be deemed to be the beneficial owner of all of the shares listed above but disclaims beneficial ownership of such shares. TRPIM is a wholly owned subsidiary of TRPA.
(4)Shares offered hereby consists of shares of Class A common stock beneficially owned by funds and accounts (severally and not jointly) of which Morgan Stanley Investment Management Inc. (“MSIM”) serves as investment manager or adviser, or sub-adviser as the case may be. MSIM, as investment manager, adviser, or sub-adviser, holds the power to vote or dispose of the shares of Class A common stock offered hereby.
(5)Shares offered hereby consists of (i) 27,485,700 shares of Class A common stock beneficially owned by The Growth Fund of America (“GFA”) and (ii) 292,077 shares of Class A common stock beneficially owned by Capital Group Growth Fund of America Trust (US) (“TGFA”). The portfolio managers of GFA and TGFA have voting and investment power over the securities held by GFA and TGFA, respectively. The current portfolio managers of each of GFA and TGFA are Julian N. Abdey, Christopher D. Buchbinder, Mark L. Casey, J. Blair Frank, Joanna F. Jonsson, Carl M. Kawaja, Donald D. O'Neal, Anne-Marie Peterson, Andraz Razen, Martin Romo, Lawrence R. Solomon and Alan J. Wilson.
(6)Shares offered hereby consists of shares of Class A common stock beneficially owned by funds and accounts managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(7)Shares offered hereby consists of (i) 18,518,518 shares of Class A common stock beneficially owned by Scottish Mortgage Investment Trust PLC and (ii) 185,185 shares of Class A common stock beneficially owned by Baillie Gifford US Growth Trust PLC. Baillie Gifford & Co. has been appointed to act for and on behalf of as investment manager for Baillie Gifford US Growth Trust PLC and Scottish Mortgage Investment Trust PLC with full voting and investment power.
(8)Shares offered hereby consists of (i) 16,130,447 shares of Class A common stock beneficially owned by XN Exponent Master Fund LP and (ii) 1,647,330 shares of Class A common stock beneficially owned by XN Vector Master Fund LP. XN LP serves as investment manager to each of XN Exponent Master Fund LP and XN Vector Master Fund LP (the “Funds”) and has discretionary authority to make investment decisions and determine how to vote any securities held by the Funds. The general partner of XN LP is Euler Number LLC, which is indirectly controlled by Gaurav Kapadia.
(9)Durable Capital Partners LP (“Durable Capital Partners”) is the investment adviser to Durable Capital Master Fund LP (“Durable Master Fund”). Durable Capital Partners GP LLC (“Durable GP”) is the general partner of Durable Capital Partners, and Henry Ellenbogen is the chief investment officer of Durable Capital Partners and the managing member of Durable GP.
(10)Robert J. Mylod Jr. is the managing member of Annox Capital LLC and has the power to vote or dispose of the shares held by Annox Capital LLC.
(11)Michelangelo Volpi is trustee of the Volpi-Cupal Family Trust UDT 4/5/00 and has the power to vote or dispose of the shares held by Volpi-Cupal Family Trust UDT 4/5/00. Mr. Volpi is a member of our board of directors.
Relationship with Selling Stockholders
As discussed in greater detail above under the section “Prospectus Summary—Private Placement,” on July 18, 2023, we entered into the Purchase Agreement with the selling stockholders pursuant to which we sold shares of Class A common stock to such selling stockholders, and agreed with the selling stockholders to file a registration statement to enable the resale of the shares of Class A common stock covered by this prospectus. Other than (i) Neben Holdings, LLC, a greater than 5% holder of our Class A common stock and an affiliate of Uber Technologies, Inc., for which Dara Khosrowshahi, a member of our board of directors, serves as Chief Executive Officer, and (ii) the Volpi-Cupal Family Trust UDT 4/5/00, of which Michelangelo Volpi, a member of our board of directors is trustee, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities. See the section titled “Certain Relationships, Related Party and Other Transactions” in the documents incorporated by reference into in this prospectus for additional information regarding material relationships with our selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 21, 2023.

PLAN OF DISTRIBUTION
The selling stockholders, including their transferees, pledgees or donees or their respective successors, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock or interests in shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.
In connection with the sale of our Class A common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge the Class A common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the Class A common stock offered by them will be the purchase price of the Class A common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our Class A common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) (B) the date that all the shares covered by this prospectus cease to be “Registrable Securities” (as defined in the Registration Rights Agreement).

LEGAL MATTERS
The validity of the shares of our Class A common stock being offered by this prospectus is being passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, New York, New York. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation own less than 1% of our Class A common stock.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://aurora.tech/. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•Our Annual Report on Form 10-K for the year ended December 31, 2022 (as filed with the SEC on February 21, 2023);
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (as filed with the SEC on May 4, 2023);
•The portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2023 (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022;
•Our Current Reports on Form 8-K filed January 30, 2023, March 9, 2023, March 15, 2023, April 27, 2023, May 26, 2023, June 15, 2023 and July 19, 2023; and
•The description of our capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2022 (as filed with the SEC on February 21, 2023), including any amendments or reports filed for the purpose of updating such description.
We will furnish without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You may request a copy of these filings by writing or telephoning us at the following address:
Aurora Innovation, Inc.
1654 Smallman St.
Pittsburgh, Pennsylvania 15222
Attn: Investor Relations
(888) 583-9506
The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

222,222,216 Shares of Class A Common Stock

PROSPECTUS

August 1, 2023